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Exhibit 16

July 25, 2002


Mr. Bill Solomon, Vice President & Chief Financial Officer
Earthcare Company
14901 Quorum Drive, Suite 200
Dallas, Texas 75240


Dear Mr. Solomon:

This is to confirm that the client-auditor relationship between Earthcare Company (Commission File Number 000-24685) and BDO Seidman, LLP has ceased.

Sincerely,



/s/BDO Seidman, LLP

BDO Seidman, LLP

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C.  20549